Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Second Quarter Fiscal 2017 Operating Results

January 6, 2017	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the three and six months ended November 30, 2016. For the three months ended November 30, 2016, total sales decreased $418,208, or 13.6%, to $2,655,561 from $3,073,769 in the three months ended November 30, 2015. Net loss was $382,470, or $(0.13) per fully diluted share, for the three months ended November 30, 2016 as compared to net loss of $403,787, or $(0.13) per fully diluted share, for the three months ended November 30, 2015.

For the six months ended November 30, 2016, total sales decreased $630,060, or 10.2%, to $5,548,093 from $6,178,153 in the six months ended November 30, 2015. For the six months ended November 30, 2016, net loss was $508,099, or $(0.17) per fully diluted share, as compared to net loss of $598,849, or $(0.20) per fully diluted share for the six months ended November 30, 2015.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets in North America, Asia and Europe. Balancer segment sales decreased $483,063, or 25.7%, to $1,397,666 for the three months ended November 30, 2016 compared to $1,880,729 for the three months ended November 30, 2015. The decrease is primarily attributed to weaker sales across our three significant markets – North America, Europe, and Asia.

Balancer segment sales decreased $849,682, or 22.3%, to $2,958,542 for the six months ended November 30, 2016 compared to $3,808,224 for the six months ended November 30, 2015, primarily due to weaker sales in North America and Asia.

The Measurement segment product line consists of laser-based light-scatter, distance measurement and dimensional sizing products and ultrasonic-based remote tank monitoring products for propane and diesel tanks. Total Measurement segment sales increased $64,855, or 5.4%, to $1,257,895 for the three months ended November 30, 2016 compared to $1,193,040 for the three months ended November 30, 2015, primarily due to increases in sales of our Xact remote tank monitoring products and related revenues from monitoring services offset by decreases in sales associated with the other product lines in the Measurement segment.

Total Measurement segment sales increased $219,622, or 9.3%, to $2,589,551 for the six months ended November 30, 2016 compared to $2,369,929 for the six months ended November 30, 2015, primarily due to increases in sales of our Xact remote tank monitoring products and related revenues from monitoring services offset by decreases in sales associated with the other product lines in the Measurement segment.

Gross margin for the three months ended November 30, 2016 decreased to 38.9% as compared to 41.5% for the three months ended November 30, 2015. Gross margin for the six months ended November 30, 2016 decreased to 43.4% as compared to 44.0% for the six months ended November 30, 2015. The fluctuations in gross margin in the three and six month periods ended November 30, 2016 as compared to the same three and six month periods in the prior fiscal year are primarily influenced by shifts in the product sales mix from our five product lines.

Operating expenses decreased $269,183, or 16.3%, to $1,384,952 for the three months ended November 30, 2016 as compared to $1,654,135 for the three months ended November 30, 2015. General, administrative and selling expenses decreased $256,960, or 16.2%, for the three months ended November 30, 2016 as compared to the same period in the prior year. These decreases are primarily due to a reduction in sales commissions, travel and entertainment expense and personnel expenses.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Operating expenses decreased $402,461, or 12.3%, to $2,876,468 for the six months ended November 30, 2016 as compared to $3,278,929 for the six months ended November 30, 2015. General, administrative and selling expenses decreased $382,173, or 12.3%, for the six months ended November 30, 2016 as compared to the same period in the prior year. These decreases are primarily due to a reduction in sales commissions, travel and entertainment expense and personnel expenses.

“In the first six months of FY2017, we have been shifting our focus and resources towards our three largest product lines – SBS, Acuity and Xact,” commented David M. Hudson, President and CEO of Schmitt Industries. “This focus coincides with a general winding down of our smaller product lines. With this approach, we have reduced our operating expenses, reallocated our engineering resources, and increased our time efficiencies which has allowed us to more effectively utilize our sales and marketing resources,” Hudson concluded.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications, laser-based microroughness measurement products for the semiconductor wafer and hard disk drive industries and for other industrial applications, laser-based surface analysis and measurement products for a variety of scientific applications, and ultrasonic measurement products that accurately measure the liquid levels of propane, diesel and other tank-based liquids, and transmit that data via satellite to a secure web site for display. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David M. Hudson, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to continue to accelerate growth in sales of the Xact® tank monitoring system, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales and currency fluctuations, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the increased costs due to changes in securities laws and regulations, and protection of intellectual property rights.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	November 30, 2016	May 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$543,207	$988,686
Accounts receivable, net	1,825,101	2,099,082
Inventories	4,465,801	4,727,977
Prepaid expenses	146,350	132,230
Income taxes receivable	1,879	8,432

	6,982,338	7,956,407

Property and equipment, net	952,182	965,452

Other assets
Intangible assets, net	657,116	712,881

TOTAL ASSETS	$8,591,636	$9,634,740

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$486,963	$877,167
Accrued commissions	253,666	273,147
Accrued payroll liabilities	96,585	148,823
Other accrued liabilities	306,715	331,563

Total current liabilities	1,143,929	1,630,700

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,995,910 shares issued and outstanding at November 30, 2016 and May 31, 2016	10,584,990	10,569,522
Accumulated other comprehensive loss	(458,220)	(394,518)
Accumulated deficit	(2,679,063)	(2,170,964)

Total stockholders’ equity	7,447,707	8,004,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,591,636	$9,634,740

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2016 AND 2015

(UNAUDITED)

	Three Months Ended November 30,		Six Months Ended November 30,
	2016	2015	2016	2015
Net sales	$2,655,561	$3,073,769	$5,548,093	$6,178,153
Cost of sales	1,623,151	1,797,359	3,139,934	3,459,251

Gross profit	1,032,410	1,276,410	2,408,159	2,718,902

Operating expenses:
General, administration and sales	1,324,675	1,581,635	2,737,344	3,119,517
Research and development	60,277	72,500	139,124	159,412

Total operating expenses	1,384,952	1,654,135	2,876,468	3,278,929

Operating loss	(352,542)	(377,725)	(468,309)	(560,027)
Other expense, net	(23,578)	(19,091)	(25,411)	(25,011)

Loss before income taxes	(376,120)	(396,816)	(493,720)	(585,038)
Provision for income taxes	6,350	6,971	14,379	13,811

Net loss	$(382,470)	$(403,787)	$(508,099)	$(598,849)

Net loss per common share, basic	$(0.13)	$(0.13)	$(0.17)	$(0.20)

Weighted average number of common shares, basic	2,995,910	2,995,910	2,995,910	2,995,910

Net loss per common share, diluted	$(0.13)	$(0.13)	$(0.17)	$(0.20)

Weighted average number of common shares, diluted	2,995,910	2,995,910	2,995,910	2,995,910